                                                                   EXHIBIT 11(A)


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Strategic Dividend Fund:


We consent to the use in Post-Effective Amendment No. 9 to Registration Statement No. 33-14517 of our report dated August 31, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey

November 27, 1995